Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-172257) and related Prospectus of Pzena Investment Management, Inc. for the registration of up to 40,114,701 shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated March 15, 2011, with respect to the consolidated statements of financial condition of Pzena Investment Management, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity, and cash flows of Pzena Investment Management, Inc. for the years ended December 31, 2010, 2009, and 2008, and the effectiveness of internal control over financial reporting of Pzena Investment Management, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
January 25, 2012